Nicor Inc.
                                                      Form S-8
                                                      Exhibit 23.01


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 22, 2001, included in Nicor Inc.'s Form 10-K for the year ended December 31, 2000, and our reports dated June 27, 2001, on the Nicor Companies Savings Investment Plan and the Nicor Gas Thrift Plan financial statements included in the Nicor Inc. Form 10-K/A, Amendment No. 1, for the year ended December 31, 2000, and to all references to our firm included in this registration statement.




ARTHUR ANDERSEN LLP

Chicago, Illinois
November 30, 2001